Franklin Auto Trust 1998-1
Monthly Servicing Report


Collection Period:                                July 1999
Distribution Date:                                August 15, 1999
Number of Days in Distribution Period:            30

Section I.  Original Deal Parameters

A.   Original Portfolio                                                 Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime                 7,160        78,430,885.03      9.68%          62.45          45.10              17.36
ii.  Non-Prime             5,194        45,967,290.63     13.83%          63.18          39.53              23.65
iii. Sub-Prime               924         6,996,314.98     18.77%          58.47          39.66              18.81
iv.  Total Portfolio      13,278       131,394,490.64     11.62%          62.49          42.86              19.63

B.  Bonds Issued

                         Original
                         Principal                  Legal Final
                         Balance        Coupon        Maturity           CUSIP
                       ---------------------------------------------------------
i.  Class A-1 Notes   109,000,000.00     5.50%        1/15/02          35242RAA2
ii. Class A-2 Notes    22,394,000.00     5.65%        1/15/06          35242RAB0



C.   Spread Account

i.   Initial Cash Deposit                       1,313,945.00
ii.  Spread Account Floor Amount                2,627,890.00
iii. Specified Spread Account Amount            6% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount              12% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment        6,569,725.00


Section II.  Deal Status as of Previous
Distribution Date

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans          5,466        49,943,950.25       9.73%          63.05          38.36              24.69
ii.  Non-Prime Loans      3,852        27,578,532.56      14.27%          63.50          34.50              29.00
iii. Sub-Prime Loans        656         4,120,174.76      19.21%          58.84          35.00              23.84
iv.  Total Loans          9,974        81,642,657.57      11.74%          62.99          36.89              26.10

B.  Bonds Outstanding

                                               Principal      Unpaid Interest
                                                Balance       Shortfall Amount
                                              ---------------------------------

i.  Class A-1 Notes                           59,248,657.57          0.00
ii. Class A-2 Notes                           22,394,000.00          0.00

C.  Spread Account

i.  Spread Account Cash Balance                2,627,890.00
ii. Payment Provider Commitment                2,270,669.45

D.  Shortfall Amounts

i.  Base Servicing Fee Shortfall                       0.00
ii. Surety Fee Shortfall                               0.00
iii.Unreimbursed Surety Draws                          0.00
iv. Unreimbursed Insurer Optional Deposit              0.00
v.  Excess Servicing Fee Shortfall                     0.00

Section II.  Deal Status as of Previous
Distribution Date

E.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime                  132,549.70        58,836.91       28,068.61     11,251.86        57,560.73      108,794.94
ii.  Non-Prime              392,149.62        82,926.10       46,555.46     54,696.32       102,382.87      103,348.51
iii. Sub-Prime               74,474.50         8,768.21            0.00     28,284.83        74,766.64       13,153.56
iv.  Total Portfolio        599,173.82       150,531.22       74,624.07     94,233.01       234,710.24      225,297.01




                               30-59          60-89         90-119             120+              Repo         Charge Offs
                                Days          Days           Days              Days          in Inventory       in Period
                           ----------------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime                       20             8             3                 1                  6                8
ii.  Non-Prime                   85            15             5                 7                 15               19
iii. Sub-Prime                   21             3             0                 2                 11                1
iv.  Total Portfolio            126            26             8                10                 32               28


                              30-59          60-89         90-119             120+              Repo         Charge Offs
                               Days           Days           Days              Days          in Inventory       in Period
                           ----------------------------------------------------------------------------------------------------
Principal Balance as a
 % of End of Month Balance
i.   Prime                    0.27%          0.12%          0.06%             0.02%             0.12%            0.22%
ii.  Non-Prime                1.42%          0.30%          0.17%             0.20%             0.37%            0.37%
iii. Sub-Prime                1.81%          0.21%          0.00%             0.69%             1.81%            0.32%
iv.  Total Portfolio          0.73%          0.18%          0.09%             0.12%             0.29%            0.28%


                               30-59          60-89         90-119             120+              Repo         Charge Offs
                                Days           Days           Days              Days          in Inventory       in Period
                           ----------------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Previous Number
i.    Prime                    0.37%          0.15%          0.05%             0.02%             0.11%            0.15%
ii.   Non-Prime                2.21%          0.39%          0.13%             0.18%             0.39%            0.49%
iii.  Sub-Prime                3.20%          0.46%          0.00%             0.30%             1.68%            0.15%
iv.   Total Portfolio          1.26%          0.26%          0.08%             0.10%             0.32%            0.28%

Section III.  Collection Period Activity and
Current Status

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime               5,236          47,283,492.00     9.73%           63.10          37.60              25.50
ii.  Non-Prime           3,646          25,985,038.21     14.31%          63.54          34.05              29.48
iii. Sub-Prime             613           3,863,812.66     19.27%          58.89          34.52              24.37
iv.  Total Portfolio     9,495          77,132,342.87     11.75%          63.04          36.25              26.78

 B.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime                  169,606.61        69,388.64       33,101.62      28,805.17       39,965.74       42,717.88
ii.  Non-Prime              527,261.20       119,940.65       54,635.51      35,222.33       48,121.75       65,027.20
iii.  Sub-Prime              89,232.19        11,555.93            0.00           0.00       20,689.07       43,338.94
iv.  Total Portfolio        786,100.00       200,885.22       87,737.13      64,027.50      108,776.56      151,084.02

                               30-59            60-89            90-119          120+           Repo in     Charge Offs in
                                Days             Days             Days           Days         Inventory        Period
                          ----------------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime                      33                8                2              3                3               3
ii.  Non-Prime                 112               18                8              4                6              14
iii. Sub-Prime                  20                5                0              0                5               4
iv.  Total Portfolio           165               31               10              7               14              21

                               30-59           60-89            90-119            120+             Repo        Charge Offs
                                Days           Days              Days             Days          in Inventory    in Period
                          ----------------------------------------------------------------------------------------------------
Principal Balance as a
 % of Current Balance
i.  Prime                     0.36%           0.15%             0.07%            0.06%            0.08%          0.09%
ii.  Non-Prime                2.03%           0.46%             0.21%            0.14%            0.19%          0.25%
iii.  Sub-Prime               2.31%           0.30%             0.00%            0.00%            0.54%          1.12%
iv.  Total Portfolio          1.02%           0.26%             0.11%            0.08%            0.14%          0.20%

                               30-59             60-89            90-119           120+            Repo       Charge Offs
                                Days              Days             Days            Days        in Inventory    in Period
                           ----------------------------------------------------------------------------------------------------
Number of Contracts as a
% of Current Number
i.   Prime                   0.63%             0.15%            0.04%            0.06%          0.06%          0.06%
ii.  Non-Prime               3.07%             0.49%            0.22%            0.11%          0.16%          0.38%
iii. Sub-Prime               3.26%             0.82%            0.00%            0.00%          0.82%          0.65%
iv.  Total Portfolio         1.74%             0.33%            0.11%            0.07%          0.15%          0.22%

Section III.  Collection Period Activity and
              Current Status
C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                          522,651.14
     b.  Principal Collections                       2,622,229.81
ii.  Rule of 78's Contracts
     a.  Interest Collections                          322,876.48
     b.  Principal Collections                       1,736,784.59
iii. Net Liquidation Proceeds                           40,993.98
iv.  Post Disposition Recoveries                        15,929.56
v.   Rebates of Capitalized Insurance Premiums               0.00
vi.  Repurchase Amounts
     a.  Interest                                            3.56
     b.  Principal                                         216.28

D.   Payaheads

i.   Beginning Payahead Account Balance                381,014.83
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections              108,092.24
iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections               92,619.73
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections               15,472.51
v.   Ending Payahead Account Balance                   396,487.34

E.   Total Available

i.   Total Interest Collections                        845,531.18
ii.  Total Principal Collections                     4,400,224.66
iii. Collected Funds                                 5,245,755.84

F.   Month End Pool Balance

i.   Beginning Pool Balance                         81,642,657.57
ii.  Principal Collections                           4,400,224.66
iii. Realized and Cram-Down Losses                     110,090.04
iv.  Month End Pool Balance                         77,132,342.87

Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                       41,619.96
     b.  Non-prime Receivables @ 1.50%                  34,473.17
     c.  Sub-prime Receivables @ 2.00%                   6,866.96
     d.  Total Servicing Fee                            82,960.08
     e.  Total Receivables @ 1.25%                      85,044.43
ii.  Base Servicing Fee (less of id.and ie.)            82,960.08
iii. Previous Servicing Fee Shortfall                        0.00
iv.  Excess Servicing Fee                                    0.00
v.   Previous Excess Servicing Fee Shortfall                 0.00
vi.  Total Excess Servicing Fee                              0.00
vii. Supplemental Servicing Fee                         55,100.48
viii.Supplemental Servicing Fee Shortfall                    0.00
ix.  Total Supplemental Servicing Fee                   55,100.48

B.   Surety Fee

i.   Surety Fee Rate                                        0.15%
ii.  Base Surety Fee                                    10,205.33
iii. Previous Surety Fee Shortfall                           0.00
iv.  Total Surety Fee Due                               10,205.33

C.   Bond Interest
                                                                                                 Accrued
                                  Bond                                            Previous     Interest on
                                Interest      Number of Days       Current        Interest       Interest      Total Bond
                                  Rate        in Period           Interest        Shortfall      Shortfall    Interest Due
                             ---------------------------------------------------------------------------------------------

i.   Class A-1 Notes             5.50%               30          271,556.35         0.00          0.00         271,556.35
ii.  Class A-2 Notes             5.65%               30          105,438.42         0.00          0.00         105,438.42
iii.  Total                      5.54%               30          376,994.76         0.00          0.00         376,994.76

Section IV. Distribution Calculations

D.   Bond Principal

i.   Beginning Note Balance                        81,642,657.57
ii.  Current Pool Balance                          77,132,342.87
iii. Principal Distributable Amount                 4,510,314.70

E.   Total Required Distributions                     470,160.18
F.   Total Available Funds                          5,261,685.40
G.   Required Distribution Shortfall                        0.00
H.   Cash Available in Spread Account               2,627,890.00
I.   Reserve Account Draw                                   0.00
J.   Payment Provider Commitment                    2,270,669.45
K.   Payment Provider Required Payment Amount               0.00
L.   Surety Draw                                            0.00
M.   Insurer Optional Deposit                               0.00
N.   Total Cash Available for Distributions         5,261,685.40


Section V.  Waterfall for Distributions

A.   Total Available Funds                           5,561,286.20

                                                                                                  Remaining
                                                   Amount           Amount                          Amount
                                                    Due              Paid          Shortfall    Available for
                                                                                                 Distribution
                                               ----------------------------------------------------------------
B.  Servicing Fee                                   82,960.08          82,960.08       0.00       5,178,725.32
C.  Surety Fee                                      10,205.33          10,205.33       0.00       5,168,519.99
D.  Note Interest                                  376,994.76         376,994.76       0.00       4,791,525.22
E.  Principal Distributable Amount               4,510,314.70       4,510,314.70       0.00         281,210.52
F.  Interest on Unreimbursed Surety Draws                0.00               0.00       0.00         281,210.52
G.  Reimbursement of Previous Surety Draws                                                          281,210.52
      and Insurer Optional Deposits                      0.00               0.00       0.00
H.  Reserve Deposit                                      0.00               0.00       0.00         281,210.52
I.  Payment of Excess Servicing Fee                      0.00               0.00       0.00         281,210.52
J.  Deposit to Certificate Distribution Account    281,210.52         281,210.52       0.00               0.00

Section VI.  Bond Reconciliation
                               Beginning          Principal       Ending          Interest      Interest      Interest
                                Balance              Paid         Balance            Due          Paid        Shortfall
                             ---------------------------------------------------------------------------------------------

A.  Class A-1 Notes           59,248,657.57       4,510,314.70   54,738,342.87     271,556.35     271,556.35     0.00
B.  Class A-2 Notes           22,394,000.00               0.00   22,394,000.00     105,438.42     105,438.42     0.00
C.  Total                     81,642,657.57       4,510,314.70   77,132,342.87     376,994.76     376,994.76     0.00

Section VII.  Spread Account Reconciliation

A.  Net Yield Calculations
i.  Current Month                                        4.05%
    ii.  Previous Month                                  3.36%
    iii. Second Previous Month                           3.07%
    iv.  Three-Month Average                             3.48%
    v.   Previous Three Month Average                    3.04%
    vi.  Second Previous Three Month Average             3.35%

B.  Has Net Yield Trigger Event Occurred  and
      Is It Continuing?                                     NO
C.  Has Spread Account Deposit Event   Occurred
      (clauses (i) through (iv) or (iv))?                   NO
D.  Has Spread Account Deposit Event   Occurred
      (clause (v))?                                         NO
E.  Cash Required to be on Deposit in Spread
      Account                                     2,627,890.00
F.  Combined Spread Account and Payment
      Provider Commitment Required                4,627,940.57

G.  Allocations, Deposits and Reductions of the Spread                                             Cash on           Payment
       Account and the Payment Provider Commitment                                                Deposit in         Provider
                                                                  Amount Due    Amount Paid     Spread Account      Commitment
                                                                ------------------------------------------------------------------
i.   Beginning Balance                                               0.00       0.00             2,627,890.00      2,270,669.45
ii.  Deposit of Payment Provider Commitment into Spread                                                            2,270,669.45
       Account upon Spread Account Deposit Event (i-iv or vi)        0.00       0.00             2,627,890.00
iii. Deposit of Payment Provider Commitment into Spread                                                            2,270,669.45
       Account upon Spread Account Deposit Event (v)                 0.00       0.00             2,627,890.00
iv.  Deposit to Spread Account from Waterfall                        0.00       0.00             2,627,890.00      2,270,669.45
v.   Deposit to Spread Account from Supplemental Servicing Fee       0.00       0.00             2,627,890.00      2,270,669.45
vi.  Deposit to Spread Account from Excess Servicing Fee             0.00       0.00             2,627,890.00      2,270,669.45
vii. Release from Spread Account when Net Yield                                                                    2,270,669.45
       Trigger Event Has Not Occurred or Has Been Deemed Cured       0.00       0.00             2,627,890.00
viii.Release from Spread Account when Net Yield                                                                    2,270,669.45
       Trigger Event Has Occurred and Has Not Been Deemed Cured      0.00       0.00             2,627,890.00
ix.  Reduction of Payment Provider Commitment when Net Yield                    270,618.88                         2,000,050.57
       Trigger Event Not Occurred or Deemed Cured                    0.00                        2,627,890.00
x.   Withdrawal from Spread Account and/or Payment Provider                                                        2,000,050.57
       Commitment for Insurer Optional Deposit                       0.00       0.00             2,627,890.00
xi.  Reduction of Payment Provider Commitment when Net Yield                                                       2,000,050.57
       Trigger Event Has Occurred and Not Deemed Cured               0.00       0.00             2,627,890.00

Section VIII.  Surety Bond Reconciliation

A.  Previously Unreimbursed Surety Bond Draws                       0.00
B.  Interest Rate on Outstanding Draws (PRIME + 1%)                 9.00%
C.  Current Interest Accrued on Previously Outstanding Draws        0.00
D.  Interest Paid on Unreimbursed Surety Draws                      0.00
E.  New Surety Bond Draws                                           0.00
F.  Reimbursement of Previous Surety Draws                          0.00
G.  Unreimbursed Surety Draws                                       0.00
H.  Previous Unreimbursed Insurer Optional Deposits                 0.00
I.  New Insurer Optional Deposit                                    0.00
J.  Reimbursement of Previous Insurer Optional Deposits             0.00
K.  Unreimbursed Insurer Optional Deposits                          0.00

Section IX.  Historical Portfolio Performance

                             Previous                          Previous                        Current
                              Period       Current Period       Period        Current          Period
                            Cumulative      Charge-Offs       Cumulative   Period Losses      Prepayment
                           Charge Offs                          Losses                          Speed
                          -------------------------------------------------------------------------------

i.   Prime                    372,979.47       42,717.88      186,521.17    21,418.91          1.4345%
ii.  Non-Prime                904,926.99       65,027.20      543,037.93    33,282.54          1.3738%
iii.  Sub-Prime               283,027.53       43,338.94      148,570.59    39,459.03          1.6178%
iv.  Total Portfolio        1,560,933.99      151,084.02      878,129.69    94,160.48          1.4275%










/s/ Harold E. Miller, Jr.                    /s/  Tonya B. Roemer
----------------------------------           ----------------------------------
Harold E. Miller, Jr.                        Tonya B. Roemer
Executive V.P., C.O.O.                       Securitization Specialist,
                                             Assistant Treasurer




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